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                                MODIFICATION NOTICE

                         CONCERNING LICENSE NO. 98 03 0216


                     FOR THE OPERATION OF TRANSMISSION CHANNELS

                  FOR THE OFFERING OF TELECOMMUNICATIONS SERVICES

                                   TO THE PUBLIC

                             BY THE LICENSEE OR OTHERS

                                 (LICENSE CLASS 3)


The license which was granted to

                                  COMPLE TEL GmbH,

                        MAXIMILIANSTRASSE 35 A, 80539 MUNICH
                                    (LICENSEE),


on March 8, 1999, on the basis of Section 5 par. 1 no. 1, par. 2 no. 1 letter c in conjunction with Section 8 par. 1 through 3 and Section 50 par. 2 sentence 1 of the Telecommunications Act (TKG) of July 25, 1996
(Bundesgesetzblatt [Federal Gazette] I, p. 1120), is modified as followed by request of the Regulatory Authority for Telecommunications and Post (Reg TP) dated May 31, 1999, in accordance with Section 8 par. 1 TKG:

The territorial scope of validity pursuant to no. 1.2 of license no. 98 03 0216 is hereby expanded to include the following territories:

1.   Rural administrative districts
     Munich, Erding, Freising

2.   Autonomous cities
     Potsdam, Nuremberg, Furth, Erlangen, Essen, Dortmund

3. The following cities and municipalities in the rural administrative district of Dachau Dachau, Karlsfeld

4. The following cities and municipalities in the rural administrative district of Landsberg am Lech Eching

5. The following cities and municipalities in the rural administrative district of Furstenfeldbruck Germering, Groebenzell,
     Olching, Puchheim

6. The following cities and municipalities of the rural administrative district of Ebersberg Pliening, Poing, Vaterstetten
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                                         2

7. The following cities and municipalities of the rural administrative district of Forchheim Forchheim

8. The following cities and municipalities of the rural administrative district of Potsdam-Mittelmark Kleinmachnow

9. The following cities and municipalities of the rural administrative district of Erlangen-Hoechstadt Herzogenaurach

The provisions of the license notice relating to license no. 98 03 0216 dated March 8, 1999, shall continue to apply, to the extent that no modifications or further measures are required in the instant modification notice.

The modification notice concerning the aforementioned license is subject to a fee in accordance with Section 16 par. 1 sentence 1 TKG. The setting of fees on the basis of the Telecommunications License Fee Regulations (TKLGebV) of July 28, 1997 (BGBl. [Federal Gazette] I, p. 1936), which were issued pursuant to Section 16 par. 1 sentence 2 TKG shall be carried out by separate notice.

This modification notice is registered under no. 98 03 0216A.


                            NOTICE OF LEGAL RIGHTS

A complaint of this notice may be filed with the Cologne Administrative Court, Appellhofplatz, 50667 Cologne, in writing or submitted for transcription by the document registrar of the Office of the Clerk within one month of notice. The complaint must designate the plaintiff, defendant, and the subject matter of the prayer for relief. It should contain a specific request. The facts and evidence which serve as substantiation should be indicated. A sufficient number of copies of the complaint, along with the exhibits, should be attached in order that all of the parties are able to receive a copy. The complaint shall not have suspensive effect.

Regulatory Authority for
Telecommunications and Post                            Mainz, 7/16/99

In representative capacity,

[signature]
Zufall
          [stamp]
          REGULATORY AUTHORITY FOR TELECOMMUNICATIONS AND POST
          158